                                                                                           Exhibit FS-4 ACE

                                       ATLANTIC CITY ELECTRIC COMPANY
                              ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                                          AS OF SEPTEMBER 30, 2000
                                           (Dollars in Thousands)
                                                (Unaudited)

                                                                               Pro Forma
                                                             Actual           Adjustments          Pro Forma
                                                           ------------      --------------      --------------

ASSETS

Current Assets
    Cash and cash equivalents                                  $17,413              $5,824             $23,237
    Accounts receivable net of allowance for                                                                 -
       doubtful accounts of $4,231                             155,548                                 155,548
    Intercompany loan receivable                                68,244                                  68,244
    Inventories, at average cost
       Fuel (coal, oil and gas)                                 11,738                                  11,738
       Materials and supplies                                    7,634                (286)              7,348
    Deferred income taxes, net                                  20,789                                  20,789
    Prepaid New Jersey Sales and Excise Taxes                   13,624                                  13,624
    Prepaid income taxes                                             -               3,497               3,497
    Other prepayments                                            1,424                 (90)              1,334
                                                           ------------      --------------      --------------
                                                               296,414               8,945             305,359
                                                           ------------      --------------      --------------

Investments                                                    110,830             (54,134)             56,696
                                                           ------------      --------------      --------------


Property, Plant and Equipment
    Electric generation                                        138,144              (4,708)            133,436
    Electric transmission and distribution                   1,256,218                               1,256,218
    Other electric and gas facilities                          122,675                                 122,675
    Other property, plant, and equipment                         5,772                                   5,772
                                                           ------------      --------------      --------------
                                                             1,522,809              (4,708)          1,518,101
    Less: Accumulated depreciation                             628,451             (54,737)            573,714
                                                           ------------      --------------      --------------
    Net plant in service                                       894,358              50,029             944,387
    Construction work-in-progress                               43,240              (4,365)             38,875
    Leased nuclear fuel, at amortized cost                      30,680             (13,767)             16,913
                                                           ------------      --------------      --------------
                                                               968,278              31,897           1,000,175
                                                           ------------      --------------      --------------

Deferred Charges and Other Assets
    Recoverable stranded costs, net                            967,287              (1,664)            965,623
    Unrecovered purchased power costs                           18,098                                  18,098
    Deferred recoverable income taxes                           20,325                                  20,325
    Unrecovered New Jersey state excise tax                     13,497                                  13,497
    Deferred debt refinancing costs                             12,652                                  12,652
    Deferred other postretirement benefit costs                 30,605                                  30,605
    Unamortized debt expense                                    13,209                                  13,209
    Other                                                       23,843                                  23,843
                                                           ------------      --------------      --------------
                                                             1,099,516              (1,664)          1,097,852
                                                           ------------      --------------      --------------
Total Assets                                                $2,475,038            ($14,956)         $2,460,082
                                                           ============      ==============      ==============


See accompanying Notes to Consolidated Financial Statements on FS-8.

                                                                                           Exhibit FS-4 ACE


                                       ATLANTIC CITY ELECTRIC COMPANY
                              ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                                          AS OF SEPTEMBER 30, 2000
                                           (Dollars in Thousands)
                                                (Unaudited)


                                                                               Pro Forma
                                                             Actual           Adjustments          Pro Forma
                                                           ------------      --------------      --------------


CAPITALIZATION AND LIABILITIES

Current Liabilities
    Short-term debt                                         $        -                              $        -
    Long-term debt due within one year                          40,075                                  40,075
    Variable rate demand bonds                                  22,600                                  22,600
    Accounts payable                                            51,759                                  51,759
    Taxes payable                                                3,502           $ (3,502)                   -
    Interest accrued                                            14,075                                  14,075
    Dividends payable                                           17,871                                  17,871
    Current capital lease obligation                            15,480             (6,884)               8,596
    Deferred energy supply costs                                46,847                                  46,847
    Above-market purchased energy contracts
       and other electric restructuring liabilities              7,691             (3,332)               4,359
    Other                                                       30,805               (682)              30,123
                                                           ------------      --------------      -------------

                                                               250,705            (14,400)             236,305
                                                           ------------      --------------      -------------

Deferred Credits and Other Liabilities
    Deferred income taxes, net                                 397,897               5,891             403,788
    Regulatory liability for New Jersey income tax benefit      49,262               1,886              51,148
    Above-market purchased energy contracts
       and other electric restructuring liabilities             16,810               2,106              18,916
    Deferred investment tax credits                             36,480              (2,106)             34,374
    Long-term capital lease obligation                          15,200              (6,884)              8,316
    Pension benefit obligation                                  24,978                                 24,978
    Other postretirement benefits obligation                    37,914                                  37,914
    Other                                                       18,897              (1,449)             17,448
                                                           ------------      --------------      -------------

                                                               597,438                (556)            596,882
                                                           ------------      --------------      -------------


Capitalization
    Common stock: $3 per share par value;
       25,000,000 shares authorized; shares outstanding - -
       18,320,937 actual and pro forma                          54,963                                  54,963
    Additional paid-in capital                                 410,194                                 410,194
    Retained earnings                                          121,730                   -             121,730
                                                           ------------      --------------      -------------

       Total common stockholder's equity                       586,887                   -             586,887
    Preferred stock not subject to mandatory redemption          6,231                                   6,231
    Preferred stock subject to mandatory redemption             23,950                                  23,950
    Preferred securities of subsidiary trusts subject to
       mandatory redemption                                     95,000                                  95,000
    Long-term debt                                             914,827                                 914,827
                                                           ------------      --------------      -------------

                                                             1,626,895                   -           1,626,895
                                                           ------------      --------------      -------------

                                                           ------------      --------------      -------------

Total Capitalization and Liabilities                        $2,475,038            ($14,956)         $2,460,082
                                                           ============      ==============      =============



See accompanying Notes to Consolidated Financial Statements on FS-8.
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